As filed with the Securities and Exchange Commission on July 23, 1998
                           Registration No. 333-04549

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                      TO
                                  FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  __________

                               FOTOBALL USA, INC.
              (Exact name of registrant as specified in its charter)

            Delaware                                 33-0614889
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                               3738 Ruffin Road
                         San Diego, California  92123
              (Address of Principal Executive Offices) (Zip Code)


                   FOTOBALL USA, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)
                                  __________

         MICHAEL FAVISH                              CHARLES I. WEISSMAN, ESQ.
President and Chief Executive Officer             Shereff, Friedman, Hoffman &
       Fotoball USA, Inc.                                Goodman, LLP
       3738 Ruffin Road                                919 Third Avenue
 San Diego, California 92123                      New York, New York  10022
      (619) 467-9900                                    (212) 758-9500

(Name, address and telephone number, including area code, of agents for service)



     The Registrant hereby deregisters all of the remaining shares of Common Stock of the Registrant (375,000 shares, based on its records) issuable under the Fotoball USA, Inc. 1994 Stock Option Plan and registered hereunder.




















































                                Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 22nd day of July, 1998.


                                       FOTOBALL USA, INC.


                                       By:/s/ Michael Favish
                                       ------------------------
                                       Michael Favish
                                       President, Chief Executive
                                       Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature                              Titles                        Date
---------                              ------                        ----

/s/ Michael Favish           President, Chief Executive          July 22, 1998
------------------            Officer and Director
Michael Favish               (Principal Executive Officer)



/s/ David G. Forster         Executive Vice President,           July 22, 1998
--------------------          Finance, Treasurer and
David G. Forster              Chief Financial Officer (Principal
                              Financial & Accounting Officer)


/s/ Salvatore T. DiMascio    Director                            July 22, 1998
-------------------------
Salvatore T. DiMascio


/s/ Joel K. Rubenstein       Director                            July 22, 1998
----------------------
Joel K. Rubenstein


/s/ Nicholas A. Giordano     Director                            July 22, 1998
------------------------
Nicholas A. Giordano

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